EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No.  333-221989 on Form S-6 of our report dated January 18, 2018, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 19, comprising Nuveen’s Bob Doll 2018 Equity Outlook Portfolio appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 18, 2018